SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

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[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

PACCAR INC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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March 19, 2002

Dear Stockholder:

      You are cordially invited to attend the Annual Meeting of Stockholders of PACCAR Inc which will be held at the Meydenbauer Center, 11100 N.E. 6th Street, Bellevue, Washington at 10:30 a.m. on April 30, 2002.

      The principal business of the Annual Meeting is stated on the attached Notice of Annual Meeting of Stockholders. We will also provide an update on the Company’s activities. The Board of Directors recommends a vote FOR Items 1, 2, 3, and AGAINST Item 4.

      Your VOTE is important. Whether or not you plan to attend the Annual Meeting, please vote your proxy either by mail, telephone or over the Internet.

Sincerely,

/s/ MARK C. PIGOTT

Mark C. Pigott
Chairman of the Board and
Chief Executive Officer

Notice of Annual Meeting of Stockholders

       The Annual Meeting of Stockholders of PACCAR Inc will be held at 10:30 a.m. on Tuesday, April 30, 2002, at the Meydenbauer Center, 11100 N.E. 6th Street, Bellevue, Washington for these purposes:

      1. To elect four directors to serve three-year terms ending in 2005.

      2. To approve amendments to the PACCAR Inc Long Term Incentive Plan (LTI Plan).

3.	To approve amendments to the PACCAR Inc Senior Executive Yearly Incentive Compensation Plan (SEI Plan).

      4. To vote on a stockholder proposal regarding the Company’s shareholder rights plan.

      5. To transact such other business as may properly come before the meeting.

      Stockholders entitled to vote at this meeting are those of record as of the close of business on March 6, 2002.

      IMPORTANT: The vote of each stockholder is important regardless of the number of shares held. Whether or not you plan to attend the meeting, please complete and return your proxy form.

      Directions to the Meydenbauer Center can be found on the back cover of the attached Proxy Statement.

By order of the Board of Directors

/s/ JANICE M. D’AMATO

J. M. D’Amato
Secretary

Bellevue, Washington

March 19, 2002

GENERAL INFORMATION
STOCK OWNERSHIP
ITEM 1: ELECTION OF DIRECTORS
BOARD MEETINGS AND COMMITTEES
COMPENSATION OF DIRECTORS
COMPENSATION OF EXECUTIVE OFFICERS
ITEM 2: PROPOSAL TO APPROVE AMENDMENTS TO THE LONG TERM INCENTIVE PLAN (LTI PLAN) INCLUDING THE REAPPROVAL OF THE PERFORMANCE GOALS AND THE APPROVAL OF UP TO AN ADDITIONAL 3,000,000 SHARES FOR ISSUANCE UNDER THE PLAN.
ITEM 3: PROPOSAL TO APPROVE AMENDMENTS TO THE SENIOR EXECUTIVE YEARLY INCENTIVE COMPENSATION PLAN (SEI PLAN) INCLUDING REAPPROVAL OF THE PLAN’S PERFORMANCE GOALS.
INDEPENDENT AUDITORS
AUDIT COMMITTEE REPORT
STOCKHOLDER RETURN PERFORMANCE GRAPH
STOCKHOLDER PROPOSALS
ITEM 4: STOCKHOLDER PROPOSAL REGARDING SHAREHOLDER RIGHTS PLAN.
STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2003
OTHER BUSINESS
APPENDIX A
APPENDIX B

PROXY STATEMENT

      The Board of Directors of PACCAR Inc issues this proxy statement to solicit proxies for use at the Annual Meeting of Stockholders on April 30, 2002 at the Meydenbauer Center in Bellevue, Washington. This proxy statement includes information about the business matters that will be voted upon at the meeting. The proxy statement and proxy form were first sent to stockholders on or about March 19, 2002.

GENERAL INFORMATION

Voting Rights

      Stockholders eligible to vote at the meeting are those identified as owners at the close of business on the record date, March 6, 2002. Each outstanding share of common stock is entitled to one vote on all items presented at the meeting. At the close of business on March 6, 2002 the Company had 77,195,632 shares of common stock outstanding and entitled to vote.

      Stockholders may vote in person at the meeting or by proxy. Execution of a proxy does not affect the right of a stockholder to attend the meeting. The Board recommends that stockholders exercise their right to vote by promptly completing and returning the proxy form either by mail, telephone, or the Internet.

Voting by Proxy

      Mark C. Pigott and Gerald Grinstein are designated proxy holders to vote shares on behalf of stockholders at the 2002 Annual Meeting. The proxy holders are authorized to:

•	vote shares as instructed by the stockholders who have properly completed and returned the proxy form;

•	vote shares as recommended by the Board when stockholders have executed and returned the proxy form, but have given no instructions; and

•	vote shares at their discretion on any matter not identified in the proxy form that is properly brought before the Annual Meeting.

      The Trustee for the PACCAR Inc Savings Investment Plan (the SIP Plan) votes shares held in the SIP Plan according to each member’s instructions on the proxy form. If the proxy form is not returned or is returned without voting instructions, the Trustee will vote the shares in direct proportion to the shares for which it has received timely voting instructions, as provided for in the SIP Plan.

Proxy Voting Procedures

      The proxy form allows registered stockholders to vote in one of three ways:

      Mail. Stockholders may complete, sign, date, and return the proxy form in the pre-addressed, postage-paid envelope provided.

      Telephone. Stockholders may call the toll free number listed on the proxy form and follow the voting instructions given.

      Internet. Stockholders may access the Internet address listed on the proxy form and follow the voting instructions given.

      Telephone and Internet voting procedures authenticate each stockholder by using a control number. The voting procedures will confirm that your instructions have been properly recorded. Stockholders who vote by telephone or Internet should not return the proxy form.

      Stockholders who hold shares through a broker or agent should follow the voting instructions received from that broker or agent.

      Revoking Proxy Voting Instructions. A proxy may be revoked by a later dated proxy or by written notice to the Secretary of the Company at any time before it is voted. Stockholders who hold shares through a broker should contact the broker or other agent if they wish to change their vote after executing the proxy.

Online Delivery of Annual Meeting Materials

      PACCAR’s 2001 Annual Report and the 2002 Proxy Statement are available on PACCAR’s website at www.paccar.com/corp/finance.asp. Registered stockholders are able to request paper copies of the annual report and proxy statement by contacting the Company’s transfer agent, Wells Fargo Shareowner Services, at 1.800.468.9716. Stockholders who hold PACCAR stock in street name must contact their bank or broker to receive paper copies of the annual report and proxy statement.

      Registered stockholders can receive future proxy statements and annual reports in electronic format, instead of receiving paper documents, beginning in 2003, by registering at www.econsent.com/pcar/. Stockholders who hold PACCAR stock in street name may inquire of their bank or broker about the availability of electronic receipt of 2003 annual meeting materials.

      Stockholders who choose electronic receipt of 2003 annual meeting materials will receive a notice when the 2003 materials become available with instructions on how to access them over the Internet.

Multiple Stockholders Sharing the Same Address

      Registered stockholders at a shared address who would like to discontinue receipt of multiple copies of the annual report and proxy statement in the future should contact Wells Fargo Shareowner Services at 1.877.602.7615 or P.O. Box 64854, St Paul, Minnesota 55164-0854. Street name stockholders at a shared address who would like to discontinue receipt of multiple copies of the annual report and proxy statement in the future should contact their bank or broker.

      Some street name stockholders elected to receive one copy of the 2001 Annual Report and 2002 Proxy Statement at a shared address prior to the 2002 Annual Meeting. If those stockholders now wish to change that election, they may do so by contacting their bank, broker, or PACCAR at 425.468.7520, P.O. Box 1518, Bellevue, Washington 98009.

Vote Required and Method of Counting Votes

      The presence at the Annual Meeting, in person or by duly authorized proxy, of a majority of all the stock issued and outstanding and having voting power shall constitute a quorum for the transaction of business.

     Item 1: Election of Directors

      Directors are elected by a plurality of the votes cast for the election of directors. If a stockholder does not vote for the election of directors because authority to vote is withheld, because the proxy is not returned, because the broker holding the shares does not vote, or because of some other reason, the shares will not count in determining the total number of votes for each nominee. Proxies signed but returned unmarked will be voted FOR the nominees for Class I Director.

      If any nominee is unable to act as director because of an unexpected occurrence, the proxy holders may vote the proxies for another person or the Board of Directors may reduce the number of directors to be elected.

     Items 2, 3 and 4:

      To be approved, each item must receive the affirmative vote of a majority of shares present in person or by proxy and entitled to vote at the Annual Meeting. Abstentions will count as a vote against each item. Broker non-votes do not affect the voting calculations. Proxies that are signed and returned unmarked will be voted FOR items 2 and 3 and AGAINST item 4.

Expenses of Solicitation

      Expenses for solicitation of proxies will be paid by the Company. Solicitation will be by mail, except for any facsimile, telephone, or personal solicitation by directors, officers, and employees of the Company, which will be made without additional compensation. The Company will request banks and brokers to solicit proxies from their customers and will reimburse those banks and brokers for reasonable out-of-pocket costs for this solicitation.

STOCK OWNERSHIP

      The following persons are known to the Company to be the beneficial owners of more than five percent of the Company’s common stock as of December 31, 2001 (amounts shown are rounded to whole share amounts):

Name and Address of	Shares		Percent
Beneficial Owner	Beneficially Owned		of Class

Bank of America Corporation	4,588,219	(a)	6.0
100 N. Tryon Street Charlotte, North Carolina 28255
Capital Research and Management Co.	4,293,600	(b)	5.6
333 South Hope Street Los Angeles, California 90071

      The following list shows the shares of common stock beneficially owned by (a) each director, (b) the Chief Executive Officer and the other four most highly compensated executive officers (collectively the “Named Officers”) and (c) by all directors and executive officers as a group as of December 31, 2001 (amounts shown are rounded to whole share amounts):

	Shares		Percent
Name	Beneficially Owned		of Class

John M. Fluke, Jr.	4,194	(c)	*
Gerald Grinstein	4,597	(c)	*
David J. Hovind	92,250	(d)	*
Gary S. Moore	29,463	(d)	*
David K. Newbigging	597	(c)	*
James C. Pigott	3,697,666	(c)(e)	4.8
Mark C. Pigott	995,803	(f)(g)	1.3
Thomas E. Plimpton	34,995	(d)	*
William G. Reed, Jr.	246,561	(c)(f)(h)	*
Harry C. Stonecipher	5,154	(c)	*
Michael A. Tembreull	142,187	(d)	*
Harold A. Wagner	2,597	(c)	*
Total of all directors and executive officers as a group (15 individuals)	5,307,454		6.9

*	does not exceed one percent.

(a)	Of the 4,588,219 shares, Bank of America Corporation and/or its 5 subsidiaries jointly reported that they have sole voting power over 4,360,084 shares, shared voting power over 42,392 shares, and sole investment power as to 4,369,851 shares, and shared investment power as to 199,521 shares.

(b)	Capital Research and Management Co, (CRM) and Income Fund of America (IFA) jointly reported the following information on a Schedule 13G filed February 11, 2002: CRM has sole investment power over 4,293,600 shares and has voting power over 0 shares. IFA has sole voting power over 3,838,600 shares and has investment power over 0 shares.

(c)	Includes shares in the Restricted Stock and Deferred Compensation Plan for Non-Employee Directors (the RSDC Plan) over which the participant has sole voting but no investment power.

(d)	Includes shares allocated in the Company’s SIP Plan for which the participant has sole voting power over all shares and investment power as follows: D. J. Hovind (10,143 total/3,508 investment), G. S. Moore (13,030 total/3,842 investment), T. E. Plimpton (6,421 total/851 investment), and M. A. Tembreull (13,482 total/4,000 investment). Includes deferred cash awards accrued as stock units under the Deferred Incentive Compensation (DIC) and the Long Term Incentive (LTI) Plans as follows: D. J. Hovind (11,880), T. E. Plimpton (633), and M. A. Tembreull (18,321). Also includes options to purchase shares exercisable within sixty (60) days of December 31, 2001 as follows: D. J. Hovind (60,264), G. S. Moore (16,325), T. E. Plimpton (27,941), and M. A. Tembreull (101,040).

(e)	Includes 1,436,962 shares held by a charitable trust of which he is a co-trustee and shares voting and investment power.

(f)	Does not include shares held in the name of a spouse and/or children to which beneficial ownership is disclaimed.

(g)	Includes 9,393 shares allocated in the Company’s SIP Plan for which he has sole voting power over all shares and investment power over 1,979; deferred cash awards accrued as 18,489 stock units under the LTI and DIC Plans, and 268,455 shares owned by a corporation over which he has no voting or investment power. Also includes options to purchase 236,154 shares exercisable within sixty (60) days of December 31, 2001.

(h)	Includes 115,096 shares held by a holding company over which he has voting and investment power but is not a beneficiary.

ITEM 1: ELECTION OF DIRECTORS

      Four Class I Directors are to be elected at the meeting. The persons named below have been designated by the Board as nominees for election as Class I Directors for a term expiring at the Annual Meeting of Stockholders in 2005. All of the nominees are currently serving as Directors of the Company.

BOARD NOMINEES FOR CLASS I DIRECTORS

(TERMS EXPIRE AT THE 2005 ANNUAL MEETING)

      JOHN M. FLUKE, JR., age 59, is chairman of Fluke Capital Management, L.P., a private investment company, and has held that position since 1990. He has served as a director of the Company since 1984.

      GERALD GRINSTEIN, age 69, is non-executive chairman of Agilent Technologies, Inc., a manufacturer of test and measurement instruments. He has held that position since August 1999. He is also a principal of Madrona Investment Group, L.L.C., a private investment company. Mr. Grinstein served as non-executive chairman of Delta Air Lines, Inc. from August 1997 to October 1999. He served as chairman of Burlington Northern Santa Fe Corp., a railroad transportation company, until his retirement in 1995. He was chairman and chief executive officer of Burlington Northern Inc. from 1991 to 1995. He is a director of Agilent Technologies, Inc., Delta Air Lines, Inc., The Pittston Company, and Vans, Inc. He has served as a director of the Company since 1997.

      DAVID J. HOVIND, age 61, is President of the Company and has held that position since January 1992. He was Executive Vice President of the Company from July 1987 to January 1992, Senior Vice President from December 1985 to July 1987 and Vice President from September 1985 to December 1985. He has served as a director of the Company since January 1992.

      MICHAEL A. TEMBREULL, age 55, is Vice Chairman of the Company and has held that position since January 1995. He was Executive Vice President from January 1992 to January 1995 and Senior Vice President from September 1990 to January 1992. He has served as a director of the Company since July 1994.

CLASS II DIRECTORS (TERMS EXPIRE AT THE 2003 ANNUAL MEETING)

      JAMES C. PIGOTT, age 65, is president of Pigott Enterprises, Inc., a private investment company, and has held that position since 1983. He was chairman and chief executive officer of Management Reports and Services, Inc., a provider of business services, from 1986 until December 1999. He is the uncle of Mark C. Pigott, director of the Company. He has served as a director of the Company since 1972.

      MARK C. PIGOTT, age 48, is Chairman and Chief Executive Officer of the Company and has held that position since January 1997. He was a Vice Chairman of the Company from January 1995 to December 31, 1996, Executive Vice President from December 1993 to January 1995, Senior Vice President from January 1990 to December 1993 and Vice President from October 1988 to December 1989. He is the nephew of James C. Pigott, director of the Company. He has served as a director of the Company since July 1994.

      WILLIAM G. REED, JR., age 63, is non-executive chairman of SAFECO Corporation, a provider of insurance and related financial products. He has held that position since January 2001. He was chairman of Simpson Investment Company, a forest products holding company and the parent company of Simpson Timber Company, from 1971 to 1996. He is a director of Microsoft Corporation, SAFECO Corporation, The Seattle Times, Simpson Investment Company, and Washington Mutual, Inc. He has served as a director of the Company since 1998.

CLASS III DIRECTORS (TERMS EXPIRE AT THE 2004 ANNUAL MEETING)

      DAVID K. NEWBIGGING O.B.E., age 68, is Chairman of Friends Provident plc, a life assurance and asset management company based in the United Kingdom. He has held that position since 2001, having been Chairman of Friends Provident Life Office from 1998 to 2001 and a director from 1993. He is also chairman of Faupel Trading Group Plc, Thistle Hotels Plc, and deputy chairman of Benchmark Group Plc, all United Kingdom based companies. From 1995 to 1998 he served as chairman of Equitas Holdings Limited, the parent company of a group of reinsurance companies based in the United Kingdom. He is a director of Merrill Lynch & Co Inc. and Ocean Energy Inc. He has served as a director of the Company since 1999.

      HARRY C. STONECIPHER, age 65, is vice chairman of The Boeing Company, a manufacturer of aerospace equipment, commercial and military aircraft, and related services. He has held that position since May 2001. Mr. Stonecipher was president and chief operating officer of The Boeing Company from August 1997 to May 2001. He served as president and chief executive officer of McDonnell Douglas Corporation from 1994 until its merger with Boeing in 1997. He was chairman, president and chief executive officer of Sundstrand Corporation from 1991 to 1994. He is a director of The Boeing Company and Milacron, Inc. He has served as a director of the Company since 2001.

      HAROLD A. WAGNER, age 66, is non-executive chairman of Agere Systems Inc., a provider of communications components. He has held that position since December 2001. He served as chairman and chief executive officer of Air Products and Chemicals, Inc., a supplier of industrial gases, related equipment and chemicals, from 1992 to 2000. He is a director of Agere Systems Inc., Arsenal Digital Solutions Worldwide Inc., CIGNA Corporation, and United Technologies Corporation. He has served as a director of the Company since 1999.

THE BOARD RECOMMENDS A VOTE FOR EACH OF THE NOMINEES.

BOARD MEETINGS AND COMMITTEES

      The Board of Directors met four times during 2001, and each member attended at least 75% of the combined total of meetings of the Board of Directors and the committees of the Board on which each served. The Board has four standing committees. The members are listed below with the chairman of each committee listed first.

Audit	Compensation	Executive	Nominating
Committee	Committee	Committee	Committee

J. C. Pigott	G. Grinstein	M. C. Pigott	M. C. Pigott
W. G. Reed, Jr.	J. M. Fluke, Jr.	J. C. Pigott	G. Grinstein
H. C. Stonecipher	D. K. Newbigging	W. G. Reed, Jr.	D. K. Newbigging
H. A. Wagner	W. G. Reed, Jr.

      The Audit Committee recommends to the Board the selection of independent auditors; reviews reports of independent auditors, internal auditors, and the annual financial statements; and monitors the effectiveness of the audit process, financial reporting, and the corporate compliance programs. The Committee met twice in 2001.

      The Compensation Committee reviews and approves salaries and other compensation matters for executive officers. It administers the Long Term Incentive Plan (LTI Plan), the Senior Executive Yearly Incentive Compensation Plan (SEI Plan), and the Deferred Incentive Compensation Plan (DIC Plan). The Committee met four times in 2001.

      The Executive Committee acts on routine Board matters when the Board is not in session. The Committee did not meet or take action in 2001.

      The Nominating Committee recommends candidates for election to the Board of Directors and considers nominees recommended by stockholders. The Committee did not meet in 2001.

COMPENSATION OF DIRECTORS

      In 2001, each director who was not an employee was entitled to an annual retainer of $60,000, of which $50,000 is paid in cash and $10,000 is paid in restricted stock under the Restricted Stock and Deferred Compensation Plan for Non-Employee Directors (RSDC Plan). The Company also paid non-employee directors a fee of $5,000 for each Board or committee meeting attended. A single meeting attendance fee was paid when more than one meeting was held on the same day. Non-employee directors may elect to defer all or a part of their cash retainer and fees to an income account or to a stock unit account under the RSDC Plan.

COMPENSATION OF EXECUTIVE OFFICERS

      The Named Officers received the following compensation for each of the last three fiscal years ended December 31, 2001:

Summary Compensation

				Long Term Compensation

				Awards	Payouts

				Securities
	Annual Compensation(a)			Underlying	Long Term
				Options/SARS	Incentive	All Other
Name and Principal Position	Year	Salary	Bonus(b)	(Shares)	Payouts(c)	Compensation(d)

M. C. Pigott	2001	$1,100,000	$1,056,000	67,623	$688,500	$9,371
Chairman and Chief	2000	1,070,000	0	69,393	607,500	8,903
Executive Officer	1999	938,462	828,666	61,407	243,750	8,099

D. J. Hovind	2001	750,000	600,000	38,422	438,750	25,177
President	2000	710,577	215,888	42,610	405,000	16,211
	1999	673,462	540,000	35,013	268,125	9,718

M. A. Tembreull	2001	750,000	600,000	38,422	438,750	14,485
Vice Chairman	2000	710,577	215,888	42,610	405,000	10,461
	1999	673,462	540,000	35,013	243,750	8,314

T. E. Plimpton	2001	500,962	287,393	20,492	187,313	11,960
Executive	2000	474,923	145,685	21,913	153,900	9,665
Vice President	1999	414,616	293,493	17,452	76,125	8,157

G. S. Moore	2001	320,654	190,180	10,328	91,534	15,001
Senior	2000	313,212	132,403	12,272	85,948	10,816
Vice President	1999	299,135	177,600	10,342	67,320	8,353

(a)	The aggregate amount of the perquisites and other personal benefits was less than the required reporting threshold (the lesser of $50,000 or 10% of the total of annual salary and bonus for the Named Officer).

(b)	Bonuses earned in 2001 are determined and paid in 2002.

(c)	Represents cash awards paid, or payable but deferred, at the executive’s election during 1999, 2000 and 2001 that were earned during the 1996-1998 performance cycle, the 1997-1999 performance cycle, and the 1998-2000 performance cycles respectively.

(d)	Amounts represent for each Named Officer for 2001: (i) the Company matching contribution to the SIP Plan of $8,500 and (ii) interest on deferred bonus payments in excess of 120% of the applicable federal long term rate prescribed by Section 1274(d) of the Internal Revenue Code as follows: M.C. Pigott $871; D. J. Hovind $16,677; M. A. Tembreull $5,985; T. E. Plimpton $3,460; and G. S. Moore $6,501.

2001 OPTION GRANTS

      Stock options granted in 2001 pursuant to the LTI Plan to the Named Officers are as follows:

	Individual Grants

	Number of
	Securities	Percent of Total
	Underlying	Options Granted to			Grant Date
	Options	Employees in	Exercise or	Expiration	Present
Name	Granted	Fiscal Year	Base Price	Date(a)	Value(b)

M. C. Pigott	67,623	12.5%	$51.6250	1/24/2011	$1,229,149
D. J. Hovind	38,422	7.1	51.6250	1/24/2011	698,377
M. A. Tembreull	38,422	7.1	51.6250	1/24/2011	698,377
T. E. Plimpton	20,492	3.8	51.6250	1/24/2011	372,473
G. S. Moore	10,328	1.9	51.6250	1/24/2011	187,727

      Individual grants were awarded in the form of Stock Options only without tandem SARs.

(a)	Options granted in 2001 become exercisable on January 1, 2004. This date may be accelerated in the event of a Change in Control of the Company (as defined in the LTI Plan).

(b)	The Grant Date Present Value dollar amount was calculated using a variation of the Black-Scholes option pricing model using the following assumptions: (i) 50.22% expected share price volatility, (ii) 5.5% risk-free rate of return, (iii) an expected dividend yield of 4.43%, (iv) a ten-year exercise period, and (v) a five-year expected life.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END VALUES

      Shown below is information about the exercise of stock options and stock appreciation rights under the LTI Plan by the Named Officers in 2001 and the value of unexercised options on December 31, 2001:

			Number of Securities	Value of Unexercised
	Shares		Underlying Unexercised	In-the-Money
	Acquired	Value	Options at FY-End	Options at FY-End
Name	on Exercise	Realized	Exercisable/Unexercisable	Exercisable/Unexercisable

M. C. Pigott	0	$0	174,747/198,423	$5,494,287/$3,329,774
D. J. Hovind	43,168	1,178,028	25,251/116,045	306,042/ 1,969,325
M. A. Tembreull	31,000	1,110,114	66,027/116,045	1,554,153/ 1,969,325
T. E. Plimpton	18,596	424,140	10,489/ 59,857	127,127/ 1,016,458
G. S. Moore	16,272	461,652	5,983/ 32,942	72,514/ 559,909

LONG TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

      All stock-based awards under the LTI Plan are shown in the Option Grant and Option Exercise tables above. Shown below is information with respect to the contingent cash awards for the 2001 – 2003 cycle under the LTI Plan:

		Estimated Future Payouts
	Performance
Name	Period	Threshold	Target	Maximum

M. C. Pigott	1/1/2001 – 12/31/2003	$123,750	$618,750	$1,237,500
D. J. Hovind	1/1/2001 – 12/31/2003	70,313	351,563	703,126
M. A. Tembreull	1/1/2001 – 12/31/2003	70,313	351,563	703,126
T. E. Plimpton	1/1/2001 – 12/31/2003	37,500	187,500	375,000
G. S. Moore	1/1/2001 – 12/31/2003	33,075	94,500	189,000

      Awards are tied to achieving Company, business unit and individual goals over a three-year performance period. Company performance goals are based on the Company’s financial performance relative to a select group of companies with similar business characteristics. Business unit and individual performance goals are based on financial and strategic objectives approved by the Compensation Committee on an individual basis.

      The target amount will be earned if Company financial performance ranks above at least half of the selected companies and individual and business unit performance are at 100% of goal. The maximum award amount will be earned if Company financial performance ranks above all of the comparison companies and business unit and individual performance are at least 150% of goal.

PENSION PLAN

      The following table shows the estimated annual retirement benefit payable to participating employees, including the Named Officers, under the Company’s noncontributory retirement plan and Supplemental Retirement Plan:

	Years of Service

Remuneration	15	20	25	30	35

$ 400,000	$87,209	$116,279	$145,349	$174,418	$203,488
800,000	177,209	236,279	295,349	354,418	413,488
1,200,000	267,209	356,279	445,349	534,418	623,488
1,600,000	357,209	476,279	595,349	714,418	833,488
2,100,000	469,709	626,279	782,849	939,418	1,095,988

      The Company’s noncontributory retirement plan has been in effect since 1947. The Named Officers participate in this plan on the same basis as other salaried employees. The plan provides benefits based on years of service and salary. The benefit for each year of service, up to a maximum of 35 years, is equal to 1% of salary plus 0.5% of salary in excess of the Social Security Covered Compensation level. Salary is defined as the average of the highest 60 consecutive months of an employee’s cash compensation, which includes those amounts reported in the “Salary” and “Bonus” columns of the Summary Compensation Table, but it excludes compensation under the LTI Plan. Years of credited service as of December 31, 2001 for the Named Officers are: M. C. Pigott, 23 years; D. J. Hovind, 35 years; M. A. Tembreull, 31 years; T. E. Plimpton, 25 years; and G. S. Moore, 32 years.

      The Company’s unfunded Supplemental Retirement Plan provides a retirement benefit to those affected by the maximum benefit limitations permitted for qualified plans by the Internal Revenue Code and to those deferring incentive compensation bonuses. The benefit is equal to the amount of normal pension benefit reduction resulting from the application of maximum benefit and salary limitations and the exclusion of deferred incentive compensation bonuses from the retirement plan benefit formula.

      The Pension Plan Table illustrates approximate retirement benefits at age 65, based on single life annuity amounts. The benefit listed is not subject to any deduction for Social Security or other offset amounts.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

      Under the supervision of the Compensation Committee, the Company has designed its executive pay programs to provide a direct link between Company performance and executive compensation. These programs have been in use for a number of years. The compensation of executive officers under these programs is determined annually by the Compensation Committee, which is composed exclusively of independent directors.

      The Company believes that its executive compensation package should be sufficient to attract and retain highly qualified executives and should provide meaningful incentives for measurably superior performance. The Company’s executive compensation is comprised of three main components: (i) base salaries; (ii) annual cash bonuses intended to focus maximum effort on achieving profitability, individually assigned objectives, and the highest level of product quality; and (iii) long term incentives in the form of stock options and cash awards intended to focus efforts on achieving long term growth in net income, return on sales, and return on capital.

      Base Salaries. Salary surveys provided by outside consultants are used to compare base salaries to comparable positions at companies with which the Company competes for executive talent. These surveys include data from a wide variety of Fortune 500 vehicle manufacturing and other large manufacturing companies, including some of the selected companies described in the LTI Plan discussed below (the “Selected Companies”). The surveys include six of the nine companies which comprise the Standard & Poor’s indices used in the performance graph set forth later in this proxy statement. The Committee believes it is important to include some of the companies that make up the Standard & Poor’s indices, and to also include organizations with which the Company competes in the broader market for executive talent. According to the survey, the base salaries of the Company’s executive officers, including its Chief Executive Officer, were in the median range of the salaries paid by the companies surveyed.

      Annual Cash Bonuses. Annual cash bonuses may range from 0% up to 96% of the executive officer’s base salary. Bonuses are awarded based upon Company performance relative to an overall profit goal and the attainment of one or more individual goals approved by the Compensation Committee. In general, these goals involve factors such as the financial performance of the business units for which the executive has direct responsibility, profitability or return on investment, as well as non-financial performance criteria such as market share improvement, product quality, new product development, production efficiencies, and similar specific individual assignments. The individual goals are changed annually, and a level of importance is assigned to each goal on a percentage basis. The calculation of the bonus takes into account both the level of achievement and the assigned importance of the goal. The achievement of each goal is determined separately, and no bonus for a specific goal is paid unless at least 70% of that goal is achieved. The bonuses earned in 2001 and paid in 2002 reflect achievement greater than 100% of the Company’s overall profit goal for 2001. The annual cash bonuses and the performance goals of the Chief Executive Officer and the other Named Officers are governed by the SEI Plan, which was established to ensure compliance with IRC Section 162(m).

      Long Term Incentives. Given the cyclical nature of the Company’s business, long term incentives are awarded under the LTI Plan based on a three-year performance period and are provided through annual grants of stock options and cash incentives. The Compensation Committee determines a target award for each executive officer, expressed as a percentage of salary at the date the award is granted. The target award is allocated 85% to stock options and 15% to the cash incentive award. Stock options become exercisable at the end of the three-year performance period and are intended to link the interests of key employees directly with stockholders’ interests through increased individual stock ownership. The exercise price of the stock options is the market price at the time of grant.

      A significant portion (50% to 100%) of the long term cash incentive award is based on overall Company performance measured in terms of the Company’s rank in compound growth of net income, return on sales, and return on capital (weighted equally) when compared to the Selected Companies. The Selected Companies have been used for this comparison for a number of years and were selected because, in the judgment of the Company’s compensation consultants and the Compensation Committee, they are the most directly comparable to the Company in size and nature of business. The Selected Companies include six of the nine companies that make up the published Standard & Poor’s indices in the performance graph set forth below.

      The remaining portion of the long term cash incentive award is based upon business unit and individual objectives that involve factors similar to those described above for the annual cash bonus, but are measured over a three-year performance cycle. The cash incentive award is based on the Committee’s evaluation of each executive’s achievement of performance objectives during the preceding three years. The target amount will be earned if the Company’s financial performance ranks above at least half of the Selected Companies (the “Comparative Performance Goal”) and business unit and individual performance are at 100% of goal. The maximum award amount will be earned if Company’s financial performance ranks above all of the Selected Companies and business unit and individual performance are at least 150% of goal. No award will be earned if Company’s financial performance ranks below 75% of the Selected Companies and business unit and individual performance are below 75% of goal.

      The cash awards paid in 2001 for the three-year cycle ended in 2000 reflect an achievement greater than 100% of the Comparative Performance Goal. The incentive cash awards for each executive officer for the three-year cycle ended in 2001 had not been determined on the date this proxy statement was prepared.

      Chief Executive Officer’s Compensation. The Chief Executive Officer’s compensation is comprised of the same components as other executives: (i) base salary; (ii) an annual cash bonus; and (iii) a long term incentive in the form of stock options and a cash award.

      The CEO’s 2001 annual cash bonus was based entirely on the Company’s profit goal. The annual bonus earned in 2001 and paid in 2002 reflects an achievement greater than 100% of the goal for 2001. The cash portion of the long term incentive was based 100% on the Company’s performance during the three-year cycle as compared to the Selected Companies. For the three-year cycle ended in 2000, Company performance resulted in goal achievement greater than 100% of the Comparative Performance Goal. The incentive cash award for the three-year cycle ended in 2001 had not been determined on the date this proxy statement was prepared.

      The LTI Plan and the SEI Plan are structured to allow the Company to preserve tax deductions for performance based executive compensation under Section 162(m) of the Internal Revenue Code.

THE COMPENSATION COMMITTEE

G. Grinstein
D. K. Newbigging
J. M. Fluke, Jr.
W. G. Reed, Jr.

ITEM 2: PROPOSAL TO APPROVE AMENDMENTS TO THE LONG TERM INCENTIVE PLAN (LTI PLAN) INCLUDING THE REAPPROVAL OF THE PERFORMANCE GOALS AND THE APPROVAL OF UP TO AN ADDITIONAL 3,000,000 SHARES FOR ISSUANCE UNDER THE PLAN.

Introduction

      The Board of Directors RECOMMENDS to the stockholders the approval of the amended and restated LTI Plan. Stockholders approved the LTI Plan in 1991 and approved amendments to the Plan in 1997. The purpose of the LTI Plan is to encourage key employees of the Company and its subsidiaries to focus on long range objectives, to attract and retain key employees with exceptional qualifications, and to link key employees to stockholder interests through equity ownership and cash awards. Employees eligible to participate in the LTI Plan are key employees designated by the Compensation Committee. There are approximately 190 employees who participate in the LTI Plan including the Named Officers shown in the table on page 7.

Description of the Amendments

      Under Section 162(m) of the Internal Revenue Code (the Code), publicly held companies may not deduct compensation paid to certain executive officers in excess of $1 million in any one year for each such officer. The Code provides an exception for “performance-based” compensation and requires that the material terms of the performance goals be resubmitted to the stockholders every five years. The stockholders last approved the LTI Plan performance goals in 1997. The purpose of the proposal is to reapprove the performance goals under the LTI Plan for the “performance-based” exception to the Code and to approve an increase in the number of shares available for awards and to make certain other changes. The major changes to the restated LTI Plan are:

1.	The number of shares reserved under the LTI Plan is increased from 6,000,000 (as adjusted for dilution) to 9,000,000. As of December 31, 2001 approximately 1,900,000 shares of the 6,000,000 previously authorized remain available for future awards.

2.	The maximum number of common shares awarded to any participant as stock Options and/or stock appreciation rights in any one year is increased from 150,000 to 250,000. Similarly, the maximum amount that may be paid to any participant in any year with respect to a long term performance cash award is increased from $1,500,000 to $2,000,000.

3.	Finally, the LTI Plan is amended to provide that subject to adjustment in Article 10, the exercise price of outstanding stock Options will not be modified.

The material terms of the performance goals for the Chief Executive Officer and the other four highest compensated officers of the Company are restated without change. These goals are described in more detail under the heading Long Term Performance Cash Awards below.

If the restated LTI Plan is not approved, the LTI Plan will continue in effect pursuant to its prior terms.

Description of the LTI Plan

      The text of the amended and restated LTI Plan is set forth in Appendix A to this Proxy Statement. The following summary of the Plan’s principal features as restated does not purport to be complete. It is subject to, and qualified in its entirety by, Appendix A.

      Administration. The LTI Plan is and will continue to be administered by the Compensation Committee of the Board of Directors (the Committee) who are “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986 and “nonemployee directors” under SEC Rule 16b-3. The Committee selects the key employees who will receive awards, determines the amount, vesting requirements and other conditions of each award, interprets the provisions of the LTI Plan and makes all other decisions regarding the operation of the LTI Plan. The Committee may adopt policies and procedures for the implementation of the LTI Plan.

      Limitation on Awards. The total number of shares of common stock authorized for Restricted Shares, Stock Units and Options to be awarded as described below is limited to 9,000,000 (subject to adjustment for dilution under Article 10 of LTI Plan). If any Restricted Shares, Stock Units or Options awarded under the LTI Plan are forfeited, or if Options terminate for any other reason prior to exercise (other than exercise of any related SAR), then they again become available for awards.

      Eligibility. Persons eligible for awards under the LTI Plan consist of managerial and key employees (including officers who are also Directors) of the Company and its subsidiaries as determined by the Committee.

      Types of Awards and Terms. Awards under the LTI Plan may take the form of Restricted Shares, Stock Units, Options, and cash. Options may include Nonstatutory Stock Options (NSOs) as well as Incentive Stock Options (ISOs) intended to qualify for special tax treatment. Both NSOs and ISOs may be granted in combination with Stock Appreciation Rights (SARs), or SARs may be added to outstanding NSOs at any time after the grant. Regular SARs are exercisable at any time after the underlying NSO or ISO becomes exercisable, while Limited SARs become exercisable only in the event of a Change in Control (as defined below) with respect to the Company. Any award under the LTI Plan may include one of these elements or a combination of several elements. No payment is required upon receipt of an award, except that the recipient of newly issued Restricted Shares must pay the par value thereof to the Company. In addition, long term performance awards granted under the LTI Plan may be settled in stock issued under the LTI Plan. When granting awards, the Committee establishes when the awards can be exercised. Exercisability may be accelerated in the event of the participant’s death, disability or retirement or in the event of a Change in Control. Moreover, the Committee may determine that outstanding options and SARs will become fully exercisable if it has concluded that there is a reasonable possibility of a Change in Control within six months.

      Stock Options. Each grant of an option shall be evidenced by a stock option agreement specifying the number of shares and the exercise price. The maximum number of shares subject to options awarded to any participant in any year shall not exceed 250,000. Stock options may be issued in the form of ISOs or NSOs. The exercise price for an ISO must not be less than the fair market value of the common share on the date of grant. The exercise price for an NSO must not be less than 85% of the fair market value of a common share on the date of grant. No ISO may be exercisable after ten years. Stock options are not transferable except in the case of the optionee’s death or as provided by the Committee in a nonstatutory stock option agreement. The exercise price of an ISO or NSO may be paid in any lawful form permitted by the Committee, including without limitation, a promissory note or the surrender of shares of common stock or Restricted Shares already owned by the optionee. Subject to adjustment under Article 10, the exercise price of outstanding options fixed by the Committee shall not be modified.

      Stock Appreciation Rights. Under the LTI Plan, SARs may be granted in tandem with any Options. A SAR permits the participant to elect to receive any appreciation in the value of the optioned stock from the Company. The amount payable on exercise of a SAR is measured by the difference between the market value of the stock at exercise and the exercise price of the related Option. The optionee generally must recognize ordinary income on this amount and the Company is entitled to a deduction. Upon exercise of a SAR, the corresponding portion of the related Option must be surrendered and cannot thereafter be exercised. Conversely, upon exercise of an Option to which a SAR is attached, the SAR may no longer be exercised to the extent that the corresponding Option has been exercised.

      Restricted Shares and Stock Units. Restricted Shares are shares of common stock that are subject to forfeiture in the event that the applicable vesting conditions are not satisfied; they are nontransferable prior to becoming exercisable. Restricted Shares have the same voting and dividend rights as other shares of common stock. A Stock Unit is an unfunded bookkeeping entry representing the equivalent of one share of common stock; it is nontransferable prior to the holder’s death. A holder of Stock Units has no voting rights or other privileges as a stockholder but is entitled to receive dividend equivalents that may be converted into additional Stock Units or settled in the form of cash, common stock or a combination of both. When granting an award, the Committee determines the number of Stock Units or Restricted Shares to be included in the award as well as the conditions governing exercisability. Stock Units, when vested, may be settled by distributing shares of common stock or by a cash payment corresponding to the fair market value of an equivalent number of shares of common stock, or a combination of both.

      Long Term Performance Cash Awards. The Committee may grant long term performance cash awards to any participant. Payment of cash awards will be based on the attainment of specified performance goals over a designated period in excess of one year. Performance goals for the Chief Executive Officer, and the four other highest compensated executives of the Company and such other senior executives as designated by the Committee will be based on objective criteria specifically defined by the Committee on a company, business unit or peer group comparison basis. These performance measures may include or exclude specified items of an unusual or nonrecurring nature and are based on one or more of the following: net income, return on assets, return on sales, return on capital, return on equity, cash flow, cost reduction, total shareholder return, economic value added, cash flow return on investment and cash value added. The Committee may reduce or eliminate any award otherwise earned but such reduction may not result in an increase in the award payable to any other participant. The maximum amount that may be paid to any participant in any year with respect to a long term performance cash award is $2,000,000. The Committee may permit deferral of any award and payment of previously deferred amounts in cash or Common Stock in accordance with the rules and procedures that it establishes. Performance awards may be paid in cash or in shares or any combination thereof. In the event of a Change in Control, all cash awards would be immediately vested and payable. A pro rata award would be made during a year in which a Change of Control occurs.

      Protection Against Dilution. In the event of a stock split, a stock dividend, an extraordinary cash dividend, or similar occurrence, a corresponding adjustment will be made in the number of shares covered by the LTI Plan, the number referred to in an outstanding award, the exercise price of each outstanding option, and the annual per person limit on the number of shares.

      Change in Control. For purposes of the LTI Plan, the term “Change of Control” means (1) the acquisition by any person of beneficial ownership of at least 15% of the then outstanding common shares or the combined voting power of the Company’s outstanding securities with certain specified exceptions, (2) a change in the composition of the Board of Directors as a result of which the incumbent directors or their duly elected successors with certain specified exceptions cease to constitute a majority of the Board, (3) a merger, consolidation or other business combination unless the Company’s stockholders prior thereto retain more than 85% of the stock in the resulting corporation and at least a majority of the directors of the resulting corporation were members of the Company’s Board, or (4) a complete liquidation or sale of substantially all the Company’s assets with certain specified exceptions (see LTI Plan text — “Definitions”).

      Employment Rights. Neither the Plan nor any Option granted under the Plan shall be deemed to give any individual a right to remain an employee of the Company or a Subsidiary. The Company and its Subsidiaries reserve the right to terminate the service of any employee at any time, with or without cause, subject only to a written employment agreement (if any).

      Amendment or Termination. The LTI Plan originally became effective on August 15, 1991 and remains in effect until it is discontinued by the Board of Directors. ISOs may be granted under the LTI Plan only until December 4, 2011. The Board of Directors may amend or terminate the LTI Plan at any time. An amendment to the Plan shall be subject to stockholder approval only to the extent required by applicable law, regulations, or rules.

Plan Benefits

      Benefits payable under the LTI Plan will vary depending on the Committee’s discretion in granting awards and on the Company’s performance against selected business criteria. Accordingly the benefits that may be payable under the LTI Plan in the future cannot be determined in advance. The following table describes the Option grants during the last completed fiscal year and cash payouts earned in the 1998-2000 performance period and paid out in 2001 with respect to certain individuals and groups. The amounts of future awards may not be similar to the amounts listed in the table.

	Securities	Long Term
	Underlying	Incentive
Name and Position	Options/SARS	Payouts

M. C. Pigott	67,623	$688,500
Chairman and Chief Executive Officer
D. J. Hovind	38,422	438,750
President
M. A. Tembreull	38,422	438,750
Vice Chairman
T. E. Plimpton	20,492	187,313
Executive Vice President
G. S. Moore	10,328	91,534
Senior Vice President
All Executive Officers as a group	197,315	2,072,706
All other employees (including officers who are not executive officers) as a group	341,934	$1,335,370

      Nonemployee directors are not eligible for awards under the LTI Plan. Options granted in 2001 become fully exercisable January 1, 2004 at $51.625 per share. The options were granted for a term of ten years unless employment is terminated prior to the end of the term. The closing trading price for Company common shares on March 6, 2002 was $76.42. The Company’s common shares trade on the NASDAQ stock exchange.

Federal Income Tax Consequences

      Non-Qualified Options. Under the applicable provisions of the Internal Revenue Code, no tax will be payable by the recipient of an option at the time of grant. Upon exercise of a non-qualified option, the excess, if any, of the fair market value of the shares with respect to which the option is exercised over the total option price of such shares will be treated for federal tax purposes as ordinary income. Any profit or loss realized on the sale or exchange of any share actually received will be treated as a capital gain or loss. The Company will be entitled to deduct the amount, if any, by which the fair market value on the date of exercise of the shares with respect to which the option was exercised exceeds the exercise price.

      Incentive Stock Options. With respect to an ISO, generally no taxable gain or loss will be recognized when the option is exercised (if the appreciation rights election is not made). ISOs exercised more than three months after termination of employment will be taxed in the same manner as non-qualified stock options described above. Generally, upon exercise of an ISO, the spread between the fair market value and the exercise price will be an item of tax preference for purposes of the alternative minimum tax. The tax treatment on disposition of the shares acquired upon the exercise of an ISO can be quite complex. If the shares acquired upon the exercise of an ISO are held for at least one year, (and two years from the date of grant), any gain or loss realized upon their sale will be treated as long term capital gain or loss. The Company will not be entitled to a deduction. If the shares are not held for the one-year period, any gain recognized on sale of the shares will generally be ordinary income and any loss recognized will generally be a capital loss. There are exceptions to this rule. The Company will be entitled to a deduction equal to the amount of any ordinary income so recognized upon the sale of the shares. Plan participants with ISOs should consult their tax advisor for the exact tax treatment applicable to them.

      Stock Appreciation Rights. Upon the grant of a SAR, no taxable income is realized by the holder and no deduction is available to the Company. Upon exercise of an option through a SAR, the tax consequences to the holder and the Company are the same as for exercise of a non-qualified stock option.

      Exercise-Sell Election. The federal income tax consequences resulting from an exercise-sell election are the same as those resulting from making a SAR election.

      Restricted Shares and Stock Units. A recipient of Restricted Shares or Stock Units generally recognizes no income upon grant unless the recipient elects to be taxed at that time. Instead, the recipient will have ordinary income at the time of vesting equal to the fair market value on the vesting date of the shares (or cash) minus any amount paid for the shares. The Company generally is entitled to a deduction equal to the amount of ordinary income recognized by the recipient in the year of such recognition.

      Limits on Company Deductions. Under Section 162(m) of the Code, the annual compensation paid to the Chief Executive Officer and each of the four other most highly compensated executive officers may not be deductible to the extent that it exceeds $1 million unless the compensation qualifies as “performance based” under Section 162(m). The LTI Plan has been designed to permit the Committee to grant awards that qualify as “performance based” for purposes of satisfying the conditions of Section 162(m).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 2.

ITEM 3:	PROPOSAL TO APPROVE AMENDMENTS TO THE SENIOR EXECUTIVE YEARLY INCENTIVE COMPENSATION PLAN (SEI PLAN) INCLUDING REAPPROVAL OF THE PLAN’S PERFORMANCE GOALS.

Introduction

      The Board of Directors RECOMMENDS to the stockholders the approval of the amended SEI Plan and the reapproval of the performance goals. The SEI Plan was first approved by stockholders in 1997. The purpose of the SEI Plan is to preserve for the Company the tax deductibility of the annual incentive compensation bonus under the Internal Revenue Code (the Code) Section 162(m) for the Chief Executive Officer and the next four highest compensated officers. The SEI Plan promotes the success of the Company by focusing senior executives on achieving high quality performance, company profitability and growth.

Description of the Amendments.

      Under Section 162(m) of the Code, publicly held companies may not deduct compensation paid to certain executive officers in excess of $1 million in any one year for each such officer. The Code provides an exception for “performance-based” compensation and requires that the material terms of the performance goals be resubmitted to the stockholders every five years. The stockholders last approved the performance goals in 1997. Approval of the amended plan is necessary to allow awards subject to performance goals under the SEI Plan to continue to qualify for deduction under Section 162(m) of the Code.

      Under the amended SEI Plan, the performance goals are restated without change. The Plan also is amended to increase the maximum compensation that may be paid to any eligible participant in any year from $1,500,000 to $2,000,000.

Description of the SEI Plan

      The following summary of the amended SEI Plan’s principal features does not purport to be complete. The complete text of this SEI Plan as amended is set forth as Appendix B.

      Eligibility. Those persons eligible for participation in the SEI Plan are the Company’s Chief Executive Officer, the next four highest compensated officers of the Company as defined in Internal Revenue Code 162(m), and such other senior executives as designated by the Compensation Committee (the Committee).

      Administration. The SEI Plan will be administered by the Compensation Committee of the Board of Directors. The Committee shall have the authority to interpret the SEI Plan and adopt such rules or guidelines as it deems appropriate to administer the SEI Plan. The Committee may in its sole discretion reduce or limit any award otherwise earned based on an assessment of individual performance but in no event will such reduction result in an increase of the award payable to any other participant.

      Plan Benefits. Participants are eligible to earn incentive cash awards based solely on the attainment of specified performance goals established by the Committee during the first 90 days of the SEI Plan year. Performance goals will be based on objective criteria specifically defined by the Committee on a Company, business unit or peer group comparison basis which may include or exclude specified items of an unusual and nonrecurring nature and are based on one or more of the following: net income, return on assets, return on sales, return on capital, return on equity, sales growth, market share, cash flow, cost reduction, total shareholder return, economic value added, cash flow return on investment and cash value added. Actual goal attainment will be certified in writing by the Committee before payout. The maximum amount that may be paid to any eligible participant in any year under the SEI Plan is $2,000,000.

      Change of Control. In the event of a change of control, each participant will be entitled to the maximum award opportunity prorated on the basis of the number of full or partial months completed prior to the Change of Control during the SEI Plan year in which the change of control occurs. (Change of Control is defined in Section 10(b) of the SEI Plan document.)

      Amendment or Termination. The Board of Directors may amend or terminate the SEI Plan at any time. An amendment of the SEI Plan shall be subject to the approval of the Company stockholders only to the extent required by applicable law, regulations, or rules. No award shall be granted under the SEI Plan after the SEI Plan is terminated.

      Employment Rights. No action taken pursuant to the SEI Plan shall be evidence that the Company will employ any individual for any period of time in any position or at any particular rate of compensation.

      Termination of Employment. Participants who retire, resign or are terminated before the end of the SEI Plan year are not eligible for an award for that SEI Plan year. In the event of death or disability, payout will be prorated based on the actual goal achievement and salary received for the portion of the year worked.

      Effective Date. The amended SEI Plan shall be effective as of January 1, 2002, subject to approval of the Company stockholders at the 2002 Annual Meeting.

Plan Benefits

      Benefits payable under the SEI Plan will vary depending on the Company’s performance against selected business criteria. Accordingly, benefits under the SEI Plan may not be determined in advance. The following table sets forth the dollar amounts which were earned by certain individuals and groups under the SEI Plan for 2001 and paid in 2002. The amount of future awards may not be similar to the amount used in the table.

Name and Position	SEI Payout

M. C. Pigott	$1,056,000
Chairman and Chief Executive Officer
D. J. Hovind	600,000
President
M. A. Tembreull	600,000
Vice Chairman
T. E. Plimpton	287,393
Executive Vice President
G. S. Moore	190,180
Senior Vice President
All Executive Officers as a group	$2,733,573
All other employees as a group	N/A

Federal Income Tax Consequences.

      Awards under the SEI Plan constitute ordinary income taxable to a participant in the year in which paid. Subject to Section 162(m) of the Code and regulations thereunder, the Company generally will be entitled to a corresponding deduction for the year to which bonuses under the SEI Plan relate. The SEI Plan has been designed to allow the Committee to grant awards that qualify as performance based for purposes of Section 162(m) of the Code.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 3.

INDEPENDENT AUDITORS

      Ernst & Young LLP performed the audit of the Company’s financial statements for 2001 and has been selected to perform this function for 2002. Partners from the Seattle office of Ernst & Young LLP will attend the Annual Meeting, and will have the opportunity to make statements if they desire and will be available to respond to appropriate questions.

AUDIT COMMITTEE REPORT

      The Audit Committee of the Board of Directors has furnished the following report:

      The Audit Committee is comprised of four members, each of whom meets the independence and financial literacy requirements of the NASDAQ Rules. It adopted a written charter outlining its responsibilities that was approved by the Board of Directors.

      Among the Committee’s responsibilities is the selection and evaluation of the independent auditors and the review of the financial statements. The Committee reviewed and discussed the audited consolidated financial statements for the most recent fiscal year with management. In addition, the Committee discussed under SAS 61 (Codification of Statements on Auditing Standards, AU § 380) all matters required to be discussed with the independent auditors Ernst & Young LLP. The Committee received from Ernst & Young LLP the written disclosures required by Independence Standards Board Standard No. 1, and discussed with them their independence from the Company. Based on the Audit Committee’s review of the audited financial statements and its discussions with management and the independent auditors, the Committee recommends to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report (10-K) for the year ended December 31, 2001, and be filed with the Securities and Exchange Commission.

      The Committee considered whether services provided by its principal accountant, Ernst & Young LLP, are compatible with its position as independent auditor. The services provided are as follows:

Audit Fees

      In the year ended December 31, 2001, the independent auditors, Ernst & Young LLP, billed the Company $1.2 million for professional services rendered for the audit of the Company’s annual financial statements included in the Company’s Form 10-K and reviews of the financial statements included in the Company’s Forms 10-Q.

Audit Related Fees

      In the year ended December 31, 2001, Ernst & Young LLP billed the Company $0.5 million for audit related professional services. These services include statutory audits of foreign subsidiaries, audits of employee benefit plans and other assurance services not directly related to the audit of the Company’s consolidated financial statements.

Financial Information Systems Design and Implementation Fees

      In the year ended December 31, 2001, Ernst & Young LLP performed no professional services for information technology systems design and implementation.

All Other Fees

      In the year ended December 31, 2001, Ernst & Young LLP billed the Company $0.9 million related to other professional services. These services primarily include tax compliance.

THE AUDIT COMMITTEE

J. C. Pigott
W. G. Reed, Jr.
H. C. Stonecipher
H. A. Wagner

STOCKHOLDER RETURN PERFORMANCE GRAPH

      The following line graph compares the yearly percentage change in the cumulative total shareowner return on the Company’s common stock to the cumulative total return of the Standard & Poor’s Composite-500 Stock Index and an equally-weighted simple average of the Standard & Poor’s Heavy-Duty Trucks & Parts and the Standard & Poor’s Machinery (Diversified) indices (as reported on the Bloomberg data service) for the period of five fiscal years commencing December 31, 1996 and ending December 31, 2001. Management believes that the blending of these two indices provides a better comparison than either of the indices alone because the Company’s performance can be compared to a larger number of comparable companies. The comparison assumes that $100 was invested December 31, 1996 in the Company’s common stock and in the stated indices and assumes reinvestment of dividends.

	1996	1997	1998	1999	2000	2001

PACCAR Inc	100	160.51	132.46	150.47	174.71	237.93
S&P 500	100	133.10	170.82	206.50	187.85	165.59
S&P Indices	100	138.46	119.73	130.45	118.56	132.74

STOCKHOLDER PROPOSALS

      The Company has been advised that one stockholder intends to present a proposal at the Annual Meeting. The Company will furnish the name, address and number of shares held by the proponent of the following stockholder proposal upon receipt of a written or oral request for such information to the Secretary.

      In accordance with the proxy regulations, the following is the complete text of the proposal exactly as submitted. The Company accepts no responsibility for the proposal.

ITEM 4: STOCKHOLDER PROPOSAL REGARDING SHAREHOLDER RIGHTS PLAN.

      PACCAR shareholders recommend that the company implement a policy that shareholders have a right or opportunity to vote yes or no on maintaining or adopting a poison pill. This unified policy includes redemption or termination of any current PACCAR poison pill.

SUPPORTING STATEMENT:

Shareholder right to vote on poison pills won an impressive 44%-vote of the yes-no vote at the 1999 PACCAR shareholder meeting — the first time on the PACCAR ballot. Arguably this vote could have exceeded a majority if 35% of company stock was not controlled by management and management’s affiliates. In contradiction to this impressive vote, the board adopted a 10-year poison pill that does not expire until 2009.

Why submit the PACCAR poison pill to a shareholder vote?

•	Pills give directors absolute veto power over any proposed business combination, no matter how beneficial it might be for the shareholders.
Power and Accountability By Nell Minow and Robert Monks Source: www.thecorporatelibrary.com/power from www.thecorporatelibrary.com

•	Shareholder right to vote on poison pill proposals won greater than 57% yes-no votes from shareholders of major companies in 1999 and 2000.

•	The Council of Institutional Investors (www.cii.org) recommends: Shareholder approval of all poison pills.

•	PACCAR is 48% owned by institutional investors.

      In the interest of shareholder value vote yes for:

SHAREHOLDER VOTE ON POISON PILLS

YES ON 4

BOARD OF DIRECTORS RESPONSE

      THE BOARD OF DIRECTORS OPPOSES THE PROPOSED RESOLUTION AND UNANIMOUSLY RECOMMENDS A VOTE AGAINST ITEM 4 FOR THE FOLLOWING REASONS:

      The Board of Directors (the Board) maintains a shareholder rights plan (poison pill) to ensure that the Company’s stockholders will receive fair value for their investment in the Company in the event of a change in control or takeover. Similar rights plans (poison pills) have been adopted by a majority of the corporations included in the Fortune 500.

      The Board initially adopted a shareholder rights plan in December 1989. The Board adopted a new rights plan that became effective in February 1999 (the Rights Plan). The Rights Plan was renewed because the Board of Directors continues to believe that it is in the best interests of the stockholders.

      The Rights Plan encourages potential acquirers to negotiate in good faith directly with the Board, which is in the best position to evaluate the adequacy and fairness of proposed offers, and to negotiate on behalf of all stockholders.

      The Rights Plan is designed to protect stockholders against potential abuses during the takeover process, such as “creeping” acquisitions of the Company’s stock in the open market, hostile tender offers made at less than full and fair price, partial tender offers that discriminate among stockholders, and other abusive practices that can be used to deprive all stockholders of the ability to get a full and fair price for all of their shares.

      The Rights Plan is not intended to and will not prevent a takeover on terms determined by the Board to be fair and equitable to all stockholders, nor is it intended as a deterrent to a stockholder’s initiation of a proxy contest. If the Board determines that an offer adequately reflects the value of the Company and is in the best interests of all stockholders, the Plan provides that the Board may redeem the Rights.

      Delaware law imposes a fiduciary duty on the Board to act in the best interests of the Company’s stockholders and to oppose unfair takeover offers. Courts have recognized that rights plans are a useful and legitimate tool available to directors in fulfilling these fiduciary responsibilities to stockholders. The Company’s directors are well aware of their fiduciary duties and responsibilities to the Company’s stockholders when evaluating the merits of any acquisition proposal.

      The adoption of a shareholder rights plan does not require shareholder approval. The Board believes that the extension or adoption of a shareholder rights plan is appropriately within the scope of responsibilities of the Board, acting on behalf of the stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ITEM 4.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2003

      A stockholder proposal must be addressed to the Corporate Secretary and received at the principal executive offices of the Company, P.O. Box 1518, Bellevue, Washington 98009 by the close of business on November 19, 2002 to be considered for inclusion in the proxy materials for the Company’s 2003 Annual Meeting of Stockholders.

      For business to be brought before the Annual Meeting of Stockholders by a stockholder, other than those proposals included in the proxy materials, the Company’s Bylaws (Art. III, Sec. 5) provide that notice of such business must be received at the Company’s principal executive offices not less than 90 nor more than 120 days prior to the first anniversary of the prior year’s annual meeting. The notice must specify the stockholder’s name, address, and number of shares of the Company beneficially owned, a description of the desired business to be brought before the annual meeting and the reasons for conducting such business at the annual meeting and other information stated in the Bylaw.

      The Bylaws of the Company provide (Art. III, Sec. 6) that nominations for director by a stockholder must be received by the Corporate Secretary at the Company’s principal executive offices not less than 90 nor more than 120 days prior to the first anniversary of the prior year’s annual meeting. The notice must specify the stockholder’s name, address, and number of shares of the Company beneficially owned, and it must specify certain information relating to the nominee as required under Regulation 14A under the Securities Exchange Act of 1934.

      A copy of the pertinent Bylaw provision is available on request to the Corporate Secretary, PACCAR Inc, P.O. Box 1518, Bellevue, WA 98009.

OTHER BUSINESS

      The Company knows of no other business likely to be brought before the meeting.

/s/ JANICE M. D’AMATO

J. M. D’Amato
Secretary

March 19, 2002

APPENDIX A

PACCAR Inc LONG TERM INCENTIVE PLAN

     ARTICLE 1.     INTRODUCTION.

      The Plan was first adopted by the Board on February 11, 1991 and approved by the Company’s stockholders in 1991. Amendments to the Plan were approved by the stockholders in 1997. The purpose of the Plan is to promote the long term success of the Company and the creation of stockholder value by (a) encouraging Key Employees to focus on critical long range objectives, (b) encouraging the attraction and retention of Key Employees with exceptional qualifications, and (c) linking Key Employees directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares, Stock Units, Options (which may constitute incentive stock options (ISO) or nonstatutory stock options (NSO)), stock appreciation rights, or cash. The Plan shall be governed by and construed in accordance with the laws of the State of Washington.

     ARTICLE 2.     ADMINISTRATION.

      2.1.     Committee Composition. The Plan shall be administered by the Committee. The Committee shall consist exclusively of two (2) or more directors of the Company, who shall be appointed by the Board. In addition, the composition of the Committee shall satisfy:

(a) Such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (as amended from time to time) under the Exchange Act; and

(b) Such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under section 162(m)(4)(C) of the Code.

      2.2.     Committee Responsibilities. The Committee shall (a) select the Key Employees who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements, and other conditions of such Awards, (c) interpret the Plan, and (d) make all other decisions relating to the operation of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee’s determinations under the Plan shall be final and binding on all persons.

     ARTICLE 3.     SHARES AVAILABLE FOR GRANTS.

      Any Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Restricted Shares, Stock Units and Options awarded under the Plan shall not exceed nine million (9,000,000). If any Restricted Shares, Stock Units, or Options are forfeited or if any Options terminate for any other reason before being exercised, then such Restricted Shares, Stock Units or Options shall again become available for Awards under the Plan. However, if Options are surrendered upon the exercise of related SARs, then such Options shall not be restored to the pool available for Awards. Any dividend equivalents distributed under the Plan shall not be applied against the number of Restricted Shares, Stock Units, or Options available for Awards, whether or not such dividend equivalents are converted into Stock Units. The limitation of this Article 3 shall be subject to adjustment pursuant to Article 10.

     ARTICLE 4.     ELIGIBILITY.

      Only Key Employees shall be eligible for designation as Participants. A Key Employee who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company or any of its Subsidiaries shall not be eligible for the grant of an ISO unless the requirements set forth in section 422(c)(5) of the Code are satisfied.

     ARTICLE 5.     OPTIONS.

      5.1.     Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

      5.2.     Transferability. No Option granted under the Plan shall be transferable by the Optionee other than by will, or by a beneficiary designation executed by the Optionee and delivered to the Company, or by the laws of descent and distribution unless the Committee provides otherwise in a nonstatutory stock option agreement. An Option may be exercised during the lifetime of the Optionee only by him or her or by his or her guardian or legal representative unless the Committee provides otherwise in a nonstatutory stock option agreement. No Option or interest therein may be, assigned, pledged, or hypothecated by the Optionee during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

      5.3.     Number of Shares. Each Stock Option Agreement shall specify the number of Common Shares subject to the Option provided that the maximum number of Common Shares awarded to any participant in any year shall be two hundred fifty thousand (250,000). The Stock Option Agreement shall provide for the adjustment of such number including the maximum number in accordance with Article 10.

      5.4.     Exercise Price. Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price under an ISO shall not be less than one hundred percent (100%) of the Fair Market Value of a Common Share on the date of grant, and the Exercise Price under an NSO shall not be less than eighty-five percent (85%) of the average closing price of a Common Share for the five (5) trading days of the week immediately preceding the week during which the Committee meeting is held at which the grant is made. Subject to adjustment pursuant to Section 10, the Exercise Price of outstanding Options fixed by the Committee shall not be modified.

      5.5.     Exercisability and Term. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed ten (10) years from the date of grant. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability or retirement and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s service. NSOs may also be awarded in combination with Restricted Shares or Stock Units, and such an Award may provide that the NSOs will not be exercisable unless the related Restricted Shares or Stock Units are forfeited.

      5.6.     Effect of Change in Control. The Committee may determine, at the time of granting an Option or thereafter, that such Option (and any SARs included therein) shall become fully exercisable as to all Common Shares subject to such Option in the event that a Change in Control occurs with respect to the Company. If the Committee finds that there is a reasonable possibility that, within the next six (6) months, a Change in Control will occur with respect to the Company, then the Committee may determine that all outstanding Options (and any SARs included therein) shall become fully exercisable as to all Common Shares subject to such Options.

      5.7.     Modification or Assumption of Options. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding Options or may accept the cancellation of outstanding Options (whether granted by the Company or by another issuer) in return for the grant of new Options. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.

          ARTICLE 6.     PAYMENT FOR OPTION SHARES.

      6.1.     General Rule. The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash at the time when such Common Shares are purchased, except as follows:

(a) In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this Article 6.

(b) In the case of an NSO, the Committee may at any time accept payment in any form(s) described in this Article 6.

      6.2.     Surrender of Stock. To the extent that this Section 6.2 is applicable, payment for all or any part of the Exercise Price may be made with Common Shares which have already been owned by the Optionee for more than six (6) months. Such Common Shares shall be valued at their Fair Market Value on the date when the new Common Shares are purchased under the Plan.

      6.3.     Exercise/Sale. To the extent that this Section 6.3 is applicable, payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Common Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

      6.4.     Exercise/Pledge. To the extent that this Section 6.4 is applicable, payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge Common Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

      6.5.     Promissory Note. To the extent that this Section 6.5 is applicable, payment for all or any part of the Exercise Price may be made with a full-recourse promissory note; provided that the par value of newly issued Common Shares must be paid in lawful money of the U.S. at the time when such Common Shares are purchased.

      6.6.     Other Forms of Payment. To the extent that this Section 6.6 is applicable, payment may be made in any other form that is consistent with applicable laws, regulations, and rules.

          ARTICLE 7.     STOCK APPRECIATION RIGHTS.

      7.1.     Grant of SARs. Each Option granted under the Plan may include an SAR. Such SAR shall entitle the Optionee (or any person having the right to exercise the Option after the Optionee’s death) to surrender to the Company, unexercised, all or any part of that portion of the Option which then is exercisable and to receive from the Company Common Shares or cash, or a combination of Common Shares and cash, as the Committee shall determine. If an SAR is exercised, the number of Common Shares remaining subject to the related Option shall be reduced accordingly, and vice versa. The amount of cash and/or the Fair Market Value of Common Shares received upon exercise of an SAR shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Common Shares subject to the surrendered portion of the Option exceeds the Exercise Price. In no event shall any SAR be exercised if such Fair Market Value does not exceed the Exercise Price. An SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or at any subsequent time.

      7.2.     Exercise of SARs. An SAR may be exercised to the extent that the Option in which it is included is exercisable, subject to any restrictions imposed by Rule 16b-3 (as amended from time to time) under the Exchange Act. If, on the date when an Option expires, the Exercise Price under such Option is less than the Fair Market Value on such date but any portion of such Option has not been exercised or surrendered, then any SAR included in such Option shall automatically be deemed to be exercised as of such date with respect to such portion. An Option granted under the Plan may provide that it will be exercisable as an SAR only in the event of a Change in Control.

          ARTICLE 8.     RESTRICTED SHARES AND STOCK UNITS.

      8.1.     Time, Amount, and Form of Awards. Restricted Shares or Stock Units with respect to an Award Year may be granted during such Award Year or at any time thereafter. Awards under the Plan may be granted in the form of Restricted Shares, in the form of Stock Units, or in any combination of both. Restricted Shares or Stock Units may also be awarded in combination with NSOs, and such an Award may provide that the Restricted Shares or Stock Units will be forfeited in the event that the related NSOs are exercised.

      8.2.     Payment for Awards. To the extent that an Award is granted in the form of newly issued Restricted Shares, the Award recipient shall be required to pay the Company in lawful money of the U.S. an amount equal to the par value of such Restricted Shares. To the extent that an Award is granted in the form of Stock Units or treasury shares, no cash consideration shall be required of Award recipients.

      8.3.     Vesting Conditions. Each Award of Restricted Shares or Stock Units shall become vested, in full or in installments, upon satisfaction of the conditions specified in the Stock Award Agreement. A Stock Award Agreement may provide for accelerated vesting in the event of the Participant’s death, disability, or retirement. The Committee may determine, at the time of making an Award or thereafter, that such Award shall become fully vested in the event that a Change in Control occurs with respect to the Company.

      8.4.     Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of cash, in the form of Common Shares, or in any combination of both. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Common Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Article 10.

      8.5.     Death of Recipient. Any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s beneficiary or beneficiaries. Each recipient of a Stock Units Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient’s death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s estate.

      8.6.     Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Award Agreement.

          ARTICLE 9.     VOTING AND DIVIDEND RIGHTS.

      9.1.          Restricted Shares. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend, and other rights as the Company’s other stockholders. A Stock Award Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid. Such additional Restricted Shares shall not reduce the number of Common Shares available under Article 3.

      9.2.     Stock Units. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan shall carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Common Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Common Shares, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions as the Stock Units to which they attach.

          ARTICLE 10.     PROTECTION AGAINST DILUTION.

      10.1.     Adjustments. In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares, a declaration of a dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, a recapitalization, a spinoff or a similar occurrence, the Committee shall make appropriate adjustments in one or more of (a) the number of Common Shares authorized, Options, Restricted Shares, and Stock Units available for future Awards under Article 3, (b) the number of Stock Units included in any prior Award which has not yet been settled, (c) the number of Common Shares covered by each outstanding Option, (d) the Exercise Price under each outstanding Option, or (e) the annual limit on the number of shares under Article 5.3. Except as provided in this Article 10, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

      10.2.     Reorganizations. In the event that the Company is a party to a merger or other reorganization, outstanding Options, Restricted Shares, and Stock Units shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding Awards by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for accelerated vesting, or for settlement in cash.

          ARTICLE 11.     LONG TERM PERFORMANCE AWARDS.

      11.1.     The Committee may grant long term performance cash awards to any Participant in its sole discretion. Payment of cash awards will be based on the attainment of specified performance goals over a designated performance period in excess of one year. Performance goals for the Chief Executive Officer, the other four (4) highest compensated officers of the Company and such other senior executives as designated by the Committee will be based on objective criteria specifically defined by the Committee on a Company, business unit or peer group comparison basis, which may include or exclude specified items of an unusual or nonrecurring nature and are based on one or more of the following: net income, return on assets, return on sales, return on capital, return on equity, cash flow, cost reduction, total shareholder return, economic value added, cash flow return on investment, and cash value added.

      11.2.     The Committee, in its sole discretion, may reduce or eliminate any award otherwise earned based on an assessment of individual performance, but in no event may any such reduction result in an increase of the award payable to any other participant. The Committee shall determine the amount of any such reduction by taking into account such factors as it deems relevant including, without limitation: (i) performance against other financial or strategic objectives; (ii) its subjective assessment of the executive’s overall performance for the year; and (iii) prevailing levels of total compensation among similar companies. The maximum amount that may be paid to any eligible Participant in any year with respect to a long term performance cash award is two million dollars ($2,000,000).

      11.3.     In the event of a Change of Control of the Company, each participant will be entitled to the maximum prorated award based on the number of full or partial months completed prior to the Change of Control during the performance period in which the Change of Control occurs. Each participant shall be entitled to a lump sum payment of all sums in his deferred income and/or stock account.

      11.4.     The Company may grant long term performance awards under other plans or programs consistent with the limitations described in Article 11. Such awards may be settled in the form of Common Shares issued under this Plan. Such Common Shares shall be treated for all purposes under the Plan like Common Shares issued in settlement of Stock Units and shall reduce the number of Common Shares available under Article 3.

      11.5.     The Committee may permit the deferral of any award and may permit payment on deferrals to be made in cash or shares of Common Stock subject to rules and procedures it may establish. These rules may include provisions for crediting dividend equivalents on deferred stock unit accounts and crediting interest on deferred cash accounts.

          ARTICLE 12.     LIMITATION ON RIGHTS.

      12.1.     Employment Rights. Neither the Plan nor any Option granted under the Plan shall be deemed to give any individual a right to remain an employee of the Company or a Subsidiary. The Company and its

Subsidiaries reserve the right to terminate the service of any employee at any time, with or without cause, subject only to a written employment agreement (if any).

      12.2.     Stockholders’ Rights. A Participant shall have no dividend rights, voting rights, or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the issuance of a stock certificate for such Common Shares, except as expressly provided in Section 9.1. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such certificate is issued, except as expressly provided in Articles 8, 9, and 10.

      12.3.     Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations, and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing, or to an exemption from registration, qualification or listing.

          ARTICLE 13.     WITHHOLDING TAXES.

      13.1.     General. To the extent required by applicable federal, state, local, or foreign law, the recipient of any payment or distribution under the Plan shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise by reason of the receipt or vesting of such payment or distribution. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan until such obligations are satisfied.

      13.2.     Share Withholding. The Committee may permit the recipient of any payment or distribution under the Plan to satisfy his or her minimum tax withholding obligations by having the Company withhold a portion of any Common Shares that otherwise would be issued to him or her or by surrendering a portion of any Common Shares that previously were issued to him or her. Such Common Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. Any payment of taxes by assigning Common Shares to the Company may be subject to restrictions, including any restrictions required by rules of the Securities and Exchange Commission.

     ARTICLE 14.     ASSIGNMENT OR TRANSFER OF AWARDS.

      Except as provided in Article 13 and Section 5.2, any Award granted under the Plan shall not be anticipated, assigned, attached, garnished, optioned, transferred, or made subject to any creditor’s process, whether voluntarily, involuntarily, or by operation of law. Any act in violation of this Article 14 shall be void. However, this Article 14 shall not preclude a Participant from designating a beneficiary who will receive any undistributed Awards in the event of the Participant’s death, nor shall it preclude a transfer by will or by the laws of descent and distribution. In addition, neither this Article 14 nor any other provision of the Plan shall preclude a Participant from transferring or assigning Restricted Shares or Stock Units to (a) the trustee of a trust that is revocable by such Participant alone, both at the time of the transfer or assignment and at all times thereafter prior to such Participant’s death, or (b) the trustee of any other trust to the extent approved in advance by the Committee in writing. A transfer or assignment of Restricted Shares or Stock Units from such trustee to any person other than such Participant shall be permitted only to the extent approved in advance by the Committee in writing, and Restricted Shares or Stock Units held by such trustee shall be subject to all of the conditions and restrictions set forth in the Plan and in the applicable Stock Award Agreement, as if such trustee were a party to such Agreement.

     ARTICLE 15.     FUTURE OF THE PLAN.

      15.1.     Term of the Plan. The Plan shall remain in effect until it is terminated under Section 16.2, except that no ISOs shall be granted after December 4, 2011.

      15.2.     Amendment or Termination. The Board may, at any time and for any reason, amend or terminate the Plan. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations, or rules. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Option previously granted under the Plan.

     ARTICLE 16.     DEFINITIONS.

      16.1.     “Award” means any award of an Option (with or without a related SAR), a Restricted Share, a Stock Unit or a long term performance cash award under the Plan.

      16.2.     “Award Year” means a fiscal year with respect to which an Award may be granted.

      16.3.     “Board” means the Company’s Board of Directors, as constituted from time to time.

      16.4.     “Change in Control” means the occurrence of any of the following events:

(i) The acquisition by any individual, entity or group (within the meaning of section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifteen percent (15%) or more of either (i) the then outstanding COMMON STOCK (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the COMPANY entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a CHANGE OF CONTROL: (a) any acquisition directly from the COMPANY, (b) any acquisition by the COMPANY, (c) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the COMPANY or any corporation controlled by the Company, (d) any acquisition by the natural children and grandchildren of Paul Pigott and Theiline McCone Pigott (the “Immediate Pigott Family”), any trust or foundation to which any of the foregoing has transferred or may transfer securities of the COMPANY, the trusts at Bank America Corporation or its successor, holding outstanding COMMON STOCK for descendants of Paul Pigott and Theiline McCone Pigott, any trust established for the primary benefit of any member of the Immediate Pigott Family or any of their respective heirs or legatees, any trust of which any member of the Immediate Pigott Family serves as a trustee (or any affiliate or associate (within the meaning of Rule 12b-2 promulgated under the Exchange Act) of any of the foregoing) (the “Exempted Interests”), or (e) any acquisition by any corporation pursuant to a transaction described in clauses (A), (B) and (C) of subsection (iii) below;

(ii) Individuals who, as of the date hereof, constitute the BOARD (the “Incumbent Board”) cease for any reason to constitute at least a majority of the BOARD; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the COMPANY’S stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the BOARD;

(iii) Approval by the stockholders of the COMPANY of a reorganization, merger, share exchange, or consolidation (a “Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding COMPANY COMMON STOCK and outstanding COMPANY voting securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than eighty-five percent (85%) of, respectively, the then outstanding COMMON STOCK and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the COMPANY through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the outstanding COMPANY common stock and outstanding company voting securities, as the case may be, (B) no Person (excluding (1) any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination or (2) the Exempted Interests) beneficially owns, directly or indirectly, fifteen percent (15%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the BOARD, providing for such Business Combination; or

(iv) Approval by the COMPANY’S stockholders of (A) a complete liquidation or dissolution of the COMPANY or (B) the sale or other disposition of all or substantially all of the COMPANY’S assets, other than to a corporation with respect to which, following such sale or other disposition, (1) more than eighty-five percent (85%) of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding COMPANY COMMON STOCK and outstanding COMPANY voting securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding COMPANY COMMON STOCK and Outstanding COMPANY Voting Securities, as the case may be, (2) less than fifteen percent (15%) of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by any Person (excluding (I) any employee benefit plan (or related trust) of the COMPANY or such corporation or (II) the Exempted Interests), except to the extent that such Person owned fifteen percent (15%) or more of the Outstanding COMPANY COMMON STOCK or Outstanding COMPANY Voting Securities prior to the sale or disposition, and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the BOARD, providing for such sale or other disposition of assets of the COMPANY or were elected, appointed or nominated by the BOARD.

      16.5.     “Code” means the Internal Revenue Code of 1986, as amended.

      16.6.     “Committee” means the Compensation Committee of the Board, as described in Article 2.

      16.7.     “Common Share” means one share of the common stock of the Company.

      16.8.     “Company” means PACCAR Inc, a Delaware corporation.

      16.9.     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

      16.10.     “Exercise Price” means the amount for which one Common Share may be purchased upon exercise of an Option, as specified in the applicable Stock Option Agreement.

      16.11.     “Fair Market Value” shall mean the closing price of a Common Share on the trading day immediately preceding the day in question.

      16.12.     “ISO” means an incentive stock option described in section 422(b) of the Code.

      16.13.     “Key Employee” means a key common law employee of the Company or of a Subsidiary, as determined by the Committee.

      16.14.     “NSO” means an employee stock option not described in sections 422 through 424 of the Code.

      16.15.     “Option” means an ISO or NSO granted under the Plan and entitling the holder to purchase one Common Share.

      16.16.     “Optionee” means an individual or estate who holds an Option.

      16.17.     “Participant” means an individual or estate who holds an Award.

      16.18.     “Plan” means this PACCAR Inc 1991 Long Term Incentive Plan, as it may be amended from time to time.

      16.19.     “Restricted Share” means a Common Share awarded under the Plan.

      16.20.     “SAR” means a stock appreciation right granted under the Plan.

      16.21.     “Stock Award Agreement” means the agreement between the Company and the recipient of a Restricted Share or Stock Unit which contains the terms, conditions, and restrictions pertaining to such Restricted Share or Stock Unit.

      16.22.     “Stock Option Agreement” means the agreement between the Company and an Optionee which contains the terms, conditions, and restrictions pertaining to his or her Option.

      16.23.     “Stock Unit” means a bookkeeping entry representing the equivalent of one Common Share awarded under the Plan.

      16.24.     “Subsidiary” means any corporation, if the Company and/or one or more other Subsidiaries own not less than fifty percent (50%) of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

      ARTICLE 17.     EXECUTION.

      To record the amendment and restatement of the Plan by the Board, the Company has caused its duly authorized officer to affix the corporate name and seal hereto.

PACCAR Inc

/s/ Mark C. Pigott

By: Mark C. Pigott
Chairman and Chief Executive Officer

APPENDIX B

PACCAR Inc

SENIOR EXECUTIVE YEARLY INCENTIVE COMPENSATION PLAN

          1.     PURPOSE

      The Plan was first approved by the Company’s stockholders in 1997. The purpose of the Senior Executive Yearly Incentive Compensation Plan is to promote the success of the Company and the creation of shareholder value by (a) encouraging senior executives to focus maximum effort on achieving high-quality performance objectives, Company profitability, and continued Company growth, (b) encouraging the attraction and retention of senior executives with exceptional qualifications and (c) preserving for the Company the benefit of federal income tax deductions with respect to annual incentive compensation paid to senior executives.

          2.     ELIGIBILITY

      The Company’s chief executive officer, the next four highest compensated officers of the Company as defined under Section 162(m) of the Code, and such other senior executives as designated by the Committee shall be eligible to participate in the Plan.

          3.     ADMINISTRATION

      The Plan shall be administered by the Compensation Committee of the Board. The Committee shall consist exclusively of two or more directors of the Company, who shall be appointed by the Board. In addition, the composition of the Committee shall satisfy:

(a) Such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and

(b) Such requirements as the Internal Revenue Service may establish for outside directors acting under a plan intended to qualify for exemption under Section 162(m)(4)(C) of the Code.

      The Committee shall have the authority to interpret the Plan and make all other decisions relating to the operations of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to administer the Plan. The Committee’s determinations under the Plan shall be final and binding on all persons.

          4.     AWARD DETERMINATION

      Incentive awards paid under the Plan will be based solely on the attainment of specified performance goals established by the Committee during the first 90 days of the Plan Year. Performance goals will be based on objective criteria specifically defined by the Committee on a Company, business unit or peer group comparison basis, which may include or exclude specified items of an unusual or non-recurring nature and are based on one or more of the following: net income, return on assets, return on sales, return on capital, return on equity, sales growth, market share, cash flow, cost reduction, total shareholder return, economic value added, cash flow return on investment and cash value added. Performance goals may include a minimum, maximum and target level of performance with the size of individual awards, if any, based on the level attained. Actual goal attainment will be certified in writing by the Committee before payout.

      The Committee, in its sole discretion, may reduce or eliminate any award otherwise earned based on an assessment of individual performance, but in no event may any such reduction result in an increase of the award payable to any other participant. The Committee shall determine the amount of any such reduction by taking into account such factors as it deems relevant including, without limitation: (i) performance against other financial or strategic objectives; (ii) its subjective assessment of the executive’s overall performance for the year; and (iii) prevailing levels of total compensation among similar companies. The maximum amount that may be paid to any eligible participant in any year under the Plan is $2,000,000.

     5.     CHANGE OF CONTROL

      In the event of a Change of Control of the Company, each participant will be entitled to the maximum prorated award based on the number of full or partial months completed prior to the Change of Control during the Plan Year in which the Change of Control occurs.

     6.     TERMINATION OF EMPLOYMENT

      Participants who retire, resign or are terminated before the end of the Plan Year are not eligible for an award for the Plan Year. In the event of death or disability, payout will be prorated based on actual goal achievement and salary received for the portion of the year worked.

     7.     EMPLOYMENT RIGHTS

      Neither the Plan, nor the payment of an award, nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company or a Subsidiary will employ any individual for any period of time, in any position or at any particular rate of compensation.

     8.     AMENDMENT OR TERMINATION OF THE PLAN

      The Board of Directors may alter, amend or terminate the Plan at any time. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules. No awards shall be granted under the Plan after the termination thereof.

     9.     EFFECTIVE DATE

      The Plan shall be effective as of January 1, 2002 subject to its approval by the Company’s stockholders at the 2002 Annual Meeting of Stockholders.

     10.     DEFINITIONS

      (a) “Board” means the Board of Directors of the Company, as constituted from time to time.

      (b) “Change of Control” for purposes of this Plan means any of the events described in Section 16.4 of the Long Term Incentive Plan.

      (c) “Code” means the Internal Revenue Code of 1986, as amended.

      (d) “Committee” means the Compensation Committee of the Board.

      (e) “Company” means PACCAR Inc, a Delaware corporation.

      (f) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

      (g) “Plan” means this PACCAR Inc Senior Yearly Executive Incentive Compensation Plan, as it may be amended from time to time.

      (h) “Plan Year” means a calendar year.

      (i) “Subsidiary” means a corporation in which the Company and/or one or more Subsidiaries of the Company own a majority of all classes of outstanding stock.

     11.     EXECUTION

      To record the adoption of the Plan by the Board, the Company has caused its duly authorized officer to affix the corporate name and seal hereto.

PACCAR Inc

/s/ Mark C. Pigott

By: Mark C. Pigott
Chairman and Chief Executive Officer

Directions to Meydenbauer Center:
MAP

From I-405 take the N.E. 4th Street Exit, head west.
Turn right on 112th Avenue N.E. (heading north)
Turn left on N.E. 6th Street (heading west).

Parking garage entrance is on N.E. 6th Street.

[PACCAR INC LOGO]

ANNUAL MEETING OF STOCKHOLDERS

Tuesday, April 30, 2002
10:30 a.m.

Meydenbauer Center
11100 N.E. 6th Street
Bellevue, Washington 98004

[PACCAR INC LOGO]	777 — 106th Avenue N.E. Bellevue, WA 98004	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on April 30, 2002.

The shares of common stock you hold of record on March 6, 2002 will be voted as you specify on the reverse side.

If the proxy is signed and no choice is specified, the proxy will be voted “FOR” Items 1, 2, 3, and “AGAINST” Item 4.

By signing the proxy, you revoke all prior proxies and appoint Mark C. Pigott, and Gerald Grinstein, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and to vote in their discretion on any other matters which may properly come before the Annual Meeting and all adjournments.

Please mark, sign, date, and return the proxy card promptly using the enclosed envelope.

See reverse for voting instructions.

COMPANY # CONTROL #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-240-6326 — QUICK *** EASY *** IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (ET) on April 29, 2002.

•	You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.

•	Follow the simple instructions provided you.

VOTE BY INTERNET — http://www.eproxy.com/pcar/ — QUICK *** EASY *** IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (ET) on April 29, 2002.

•	You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above to obtain your records and create an electronic ballot.

•	Follow the simple instructions provided you.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to PACCAR Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

Please detach here

The Board of Directors Recommends a Vote "FOR" Items 1, 2, 3, and "AGAINST" Item 4.

1.	Election of directors:	01 John M. Fluke, Jr. 02 Gerald Grinstein	03 David J. Hovind 04 Michael A. Ternbreull	[ ]	Vote FOR all nominees (except as marked)	[ ]	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.

2.	Approve Amendments to Long Term Incentive Plan	[ ] For	[ ] Against	[ ] Abstain

3.	Approve Amendments to Senior Executive Yearly Incentive Compensation Plan	[ ] For	[ ] Against	[ ] Abstain

4.	Stockholder Proposal Regarding Shareholder Rights Plan	[ ] For	[ ] Against	[ ] Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEMS 1, 2 AND 3 AND AGAINST ITEM 4.

Address Change? Mark Box [ ] Indicate changes below:	Date

Signature(s) in Box
Please sign exactly as name(s) appears in type. If shares are held by joint owners, all persons must sign. When acting as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign full corporate name by president or other authorized officer. If a partnership, please sign partnership name by authorized person.